                                                                    Exhibit 10.1

                 CONFIDENTIAL SEVERANCE AGREEMENT AND RELEASE
                 --------------------------------------------


     This Confidential Severance Agreement and Release ("Agreement"), dated as of August 23, 1999, is made between James D. Mitchell ("Employee"), the undersigned employee, and DQE, Inc. ("the Company") for the purpose of forever releasing the Company and all "Released Parties" as defined herein from any and all possible liability to Employee. The parties, intending to be legally bound hereby, enter into this Agreement as follows:

      1. Employee has voluntarily elected to resign from employment with the Company and its subsidiaries and affiliates and from all officer, board and committee positions at the Company and its subsidiaries and affiliates, including without limitation the positions set forth in Exhibit A, in exchange for the benefits provided herein. The Company's employment records will reflect that Employee's employment with the Company will end effective August 23, 1999 (the "Termination Date").

      2. The Company, on its behalf, and on behalf of the Released Parties as defined herein, has agreed to provide to Employee, and Employee has expressly agreed to accept, the following, in full settlement, release and discharge of all possible claims, known or unknown, which Employee might have or might have claimed for any reason:

          a. As soon as practicable after the Termination Date, Employee shall receive a lump sum cash payment of his accrued vacation pay and the unpaid amount of sold vacation time.

          b. Employee shall be entitled to receive all benefits accrued by him as of the Termination Date under all qualified and nonqualified pension and 401(k) plans of the Company and its affiliates in such manner and at such time as are provided under the terms of such plans.

          c.  On the next regularly scheduled payday following the later of
      (i) the Termination Date or the (ii) the execution of this Agreement, the Company will pay to Employee the first of twenty-four (24) semi-monthly payments, less standard deductions and tax withholdings, the total of all being an amount equal to twelve (12) months of base salary at Employee's most recent rate of pay. By signing this Agreement, Employee acknowledges that his resignation would not ordinarily entitle him to this separation allowance, that this separation allowance is intended by the parties to constitute separation pay and not actual continuation of salary and that he is being awarded this allowance in consideration for signing this Agreement.

          d. Health, dental, long-term disability and accidental death and dismemberment insurance benefits will be provided to Employee for the length of his salary continuance of the same kind and at the same cost to Employee as if still employed by the Company. If Employee becomes employed during the period of time he is on salary continuance, he must notify the Company by contacting in writing Victor A. Roque, Executive Vice President and General Counsel of the Company at 411 Seventh Avenue - 16/th/ Floor, Pittsburgh, Pennsylvania 15219. The benefits Employee is receiving from the Company will then cease if he is eligible to receive from his new employer benefits that the Company reasonably determines to be comparable to the benefits Employee is receiving from the Company. Severance pay will, however, continue to be paid.

          e. For the length of Employee's salary continuance, the Company shall pay the cost, in an aggregate amount not to exceed $15,000, for outplacement services to be provided to Employee by the Bizet Group.

          f. As soon as practicable after the Termination Date, Employee will receive a lump sum amount equal to the actuarial equivalent of the additional benefits Employee would have accrued under the Retirement Plan, the Supplemental Plan and the Pension Service Supplement Plan (PSSP) if Employee had continued to be employed by the Company for the period of his salary continuance under this Agreement and if his covered compensation for such period had continued at as rate equal to his rate of covered compensation for the twelve (12) full calendar months immediately preceding the calendar month in which the Termination Date occurred (for purposes of the foregoing, actuarial equivalence shall be determined in accordance with the terms of the Retirement Plan, the Supplemental Plan and the Pension Service Supplement Plan (PSSP), as applicable.

          g. On July 22, 1997, Employee was granted a stock option (the "1997 Three-Year Option") in respect of an aggregate of 22,500 shares of the Company's Common Stock pursuant to the 1997 three-year stock option program under the terms of the Company's Long-Term Incentive Plan. In 1997, the first tranche of the 1997 Three-Year Option, in respect of 6,750 shares, was awarded to Employee by the Compensation Committee (the "Committee") of the Company's Board of Directors. In July 1999, the Committee awarded a second tranche of the 1997 Three-Year Option, in respect of 6,750 shares. The third and final tranche, in respect of 9,000 shares, has not yet been awarded. The parties agree that the second and third tranches of the 1997 Three-Year Option, as well as the 1999 annual stock option in respect of an aggregate of 18,129 shares of Company Common Stock granted to Employee as of December 18, 1998 but not yet awarded, shall be forfeited by Employee as of the Termination Date and shall not be exercisable by Employee or any other person on or after the Termination Date. All other stock options granted to Employee prior to the Termination Date under the terms of the Company's Long-Term Incentive Plan and not heretofore exercised by Employee, as described in Exhibit B hereto, shall, upon execution of this Agreement, remain exercisable in accordance with their respective terms for one year after the Termination Date at which time any unexercised portion of such options shall expire and no longer be exercisable. Employee acknowledges and agrees that his resignation would not ordinarily entitle him to the continued ability to exercise such stock options and that he is being given this ability in consideration for signing this Agreement.

          h. For the length of his salary continuance, Employee shall have the right, at the Company's expense, to continue to use the financial planning and counseling services offered to Company executives by AYCO in accordance with the guidelines established by the Company for such services.

          Except as expressly provided above, Employee waives any compensation, benefits or rights that may have accrued in his capacity as an employee or otherwise prior to the date of this Agreement and shall not be entitled to receive any salary or benefits or participate in any compensation plans, programs or arrangements of the Company and its affiliates after the

Termination Date.

      3. In consideration for the payments and benefits that Employee shall be provided under this Agreement, Employee on behalf of himself and his dependents, heirs, administrators, representatives, executors, successors, assigns and any other person or entity, including any government agency seeking to assert a claim on his behalf, hereby releases and forever discharges the Company and its agents, servants, officers, directors, employees, parents, subsidiaries, divisions, affiliates, predecessors, successors and assigns, all its employee benefit plans and their administrators, trustees and other fiduciaries (severally and collectively called "the Released Parties") from any and all injuries, causes of actions, claims and demands whatsoever, and from all debts and liabilities whatsoever, whether known or unknown, asserted or unasserted or any that Employee or any person or entity acting for Employee now have or hereafter may have against any of the Released Parties for any acts, practices or events up to and including the effective date of this Agreement and the continuing effects thereof, it being Employee's intention to effect a general release of all claims. This release includes, without in any way limiting the generality of the foregoing, any claims for attorneys' fees, any claims for costs arising out of or relating to Employee's employment by the Company, and any claims arising from any alleged violation by any of the Released Parties of any federal, state or local statute, ordinance, rule, Executive Order or regulation, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, the Pennsylvania Worker's Compensation Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, the Pennsylvania Human Relations Act, the Civil Rights Act of 1991, the Americans with Disabilities Act and the Age Discrimination in Employment Act, as amended; provided, however, that the foregoing release shall not adversely affect Employee's COBRA rights or his rights to benefits under the Company's 401(k) Plan for Management Employees or its tax-qualified Retirement Plan and Supplemental Retirement Plan.

      4. Nothing in this Release is intended as a waiver of, or to interfere with, Employee's right to file a charge under, or to testify, assist or participate in any manner in any investigation, hearing or proceeding under any statute over which the Equal Employment Opportunity Commission has jurisdiction; provided, however, that Employee agrees that the waiver and release in Paragraph 3 bars him from receiving any personal financial recovery or other personal remedy as a result of, or in connection with, any such charge, investigation, hearing or proceeding.

      5. The Company and Employee agree to refrain from making any disparaging remarks about each other or otherwise acting or commenting in a way which reflects adversely upon the Company's business or personnel or Employee's work performance.

      6. The terms of this Agreement shall remain strictly confidential. Employee agrees that he will not, unless compelled by law or judicial process to do so, disclose or discuss, directly or indirectly, its terms with anyone other than his spouse, attorney, financial advisors, and prospective employers who have specifically requested a copy hereof.

      7. Notwithstanding the foregoing, all of the confidentiality, non-competition and other obligations of Employee under that certain Employee Non-Competition and Confidentiality Agreement between Employee and the Company dated December 13, 1996 (the "Non-Competition Agreement"), which is incorporated herein by reference, shall remain in full force and effect as set forth in the Non-Competition Agreement, but the provisions of the Non-Competition Agreement regarding severance pay shall be deemed terminated and of no force or effect. Without limiting the scope of his obligations under the Non-Competition Agreement,

Employee acknowledges and agrees that the Company's confidential and proprietary information includes, but is not limited to, all proprietary information and trade secrets of the Company and its affiliates, such as all information disclosed to Employee or known by him about (1) any matters relating to the participation of the Company and/or an affiliate in certain lease transactions wherein the Company and/or an affiliate acquired interests in certain portfolios of equipment and a power facility (collectively the "Assets") and the ongoing administration of such property interests including, without limitation, any agreements or arrangements relating to the sale or release of any of the Assets;
(2) any agreements or arrangements between the Company and/or an affiliate and Computer Leasing Inc. or any affiliate thereof including, without limitation, any remarketing arrangements and any matters relating to the acquisition by the Company and/or an affiliate of beneficial ownership of certain equipment trusts that participated in the leasehold transactions referenced in (1) above; (3) any matters relating to the participation of the Company and/or an affiliate in domestic sale/leaseback transactions; (4) any matters relating to the participation of the Company and/or an affiliate in certain offshore lease/leaseback transactions; (5) any matters relating to the participation of the Company and/or an affiliate in investments in landfill gas recovery operations, as well as investments in limited partnership holding oil and gas well investments; and (6) any matters relating to the participation of the Company and/or an affiliate in investments in limited partnerships which invest in affordable housing projects. It will be presumed that information supplied to the Company and/or any affiliate from outside sources is confidential information unless and until it is designated otherwise. Before making any legally required disclosure of the Company's confidential or proprietary information, Employee shall give the Company as much advance written notice as possible.

      8. Employee agrees to deliver to the Company on or before the Termination Date, all confidential or proprietary information, equipment, documents, files, lists or other written, graphic or electronic records relating to the Company's business, and all copies of such materials, which are or have been in Employee's possession, or under his control.

      9. In addition to any other remedy herein set forth or available to the Company at law or in equity, in the event that Employee breaches or otherwise fails to observe any and all of the covenants, agreements or duties herein set forth above, as determined by a court or other body of competent jurisdiction, the Company may, in its discretion, terminate this Agreement and shall thereafter be released from performing under any other arrangement set forth herein.

     10. It is expressly understood and agreed that by entering into this Agreement, the Company does not admit in any way that it has treated Employee unlawfully or wrongfully. To the contrary, the Company expressly denies that it has violated any of Employee rights or harmed him in any way.

     11. Employee acknowledges that he has carefully read and fully understands all the provisions and effects of this Agreement; that he has had the opportunity to consult and thoroughly discuss all aspects of it with an attorney; that he is voluntarily entering into this Agreement; and that neither the Company nor its agents or attorneys made any representations or promises concerning the terms or effects of this Agreement other than those contained herein. Employee understands and acknowledges that he is bound by the terms of the Non-Competition Agreement, the terms and conditions of which are incorporated herein by reference.

     12. Employee acknowledges that he has been given no less than twenty-one days to consider this Agreement before executing it. Employee acknowledges that he has been advised orally and by this writing to consult with an Attorney prior to signing this Agreement. He further acknowledges that he may revoke this Agreement for a period of seven (7) days from the date he executes it (the "Revocation Period"), by notifying in writing, Victor A. Roque, Executive Vice President and General Counsel of the Company at 411 Seventh Avenue, 16th Floor, Pittsburgh, Pennsylvania 15219.

     13. This Agreement shall be construed under the laws of the United States and of the Commonwealth of Pennsylvania. The provisions hereof are severable, except the provisions of Paragraph 3 are not severable from the consideration provided in Paragraph 2. If any term, condition, clause or provision of this Agreement shall be deemed unenforceable, it shall have no effect on the enforceability of the other provisions hereof.

     14. Nothing in this Agreement is intended to, nor shall it be deemed to, constitute a waiver or release of any claim under the Age Discrimination in Employment Act which arises after this Agreement is executed by the parties.

     15.  This Agreement and the Non-Competition Agreement (as modified in
Section 7 hereof) represent the entire agreement of the parties and any amendments hereto shall not be effective unless they are in writing signed by all parties and/or their duly authorized representatives. Without limiting the generality of the foregoing, the Severance Agreement, dated as of April 4, 1997, between Employee and the Company is deemed terminated in its entirety and shall be of no further force or effect.

     16. By signing this Agreement, Employee has made the following representation: "I HAVE READ THIS AGREEMENT, AND HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF MY CHOOSING ABOUT IT. I HAVE BEEN GIVEN THE NECESSARY TIME TO CONSIDER ITS CONTENTS AND I

FULLY UNDERSTAND ALL OF ITS TERMS. I AM SIGNING THIS AGREEMENT VOLUNTARILY."

     This Agreement is made this 3/rd/ day of October, 1999 effective as of the Termination Date.


/s/ Sharon A. Mitchell                        /s/ James D. Mitchell
-----------------------------------           ----------------------------------
Witness                                            James D. Mitchell


Attest:                                       DQE, INC.


/s/ Amy M. Parker                         By: /s/ Victor A. Roque
-----------------------------------           ----------------------------------
                                                  Victor A. Roque
/s/ Diane S. Eismont                              Executive Vice President
-----------------------------------                and General Counsel

                                   EXHIBIT A
                                   ---------

BOARD POSITIONS:

    Allegheny Development Corp.            Duquesne Enterprises, Inc.
    AquaSource, Inc.                       Duquesne Light Company
    Bushton Company                        EnviroGas Recovery, Inc.
    Diemen-Flevo Co.                       Monongahela Light and Power Co.
    DQE Capital Corporation                Montauk, Inc.
    DQE Communications, Inc.               Monticello Corporation
    DQE Energy Services, Inc.              Property Ventures, Ltd.
    DQEnergy Partners, Inc.


OFFICER POSITIONS:

    Company Name                           Title
    ------------                           -----

    Bushton Company                        President
    DQE Capital Corporation                Vice President
    DQE, Inc.                              Vice President - Finance
    Montauk, Inc.                          President
    Waste Energy Technology, LLC           Manager

                                                                       EXHIBIT B
                                                                 OF CONFIDENTIAL
                                                                       SEVERANCE
                                                                       AGREEMENT
                                                                     AND RELEASE


                       LONG TERM INCENTIVE PLAN SUMMARY

NAME:  JAMES D. MITCHELL                                  DATE:  AUGUST 23, 1999

                                                                                          Shares
  Option        Shares        Exercise                                    Shares        Unexercisable
    Date       Awarded          Price        SAR's       DEA's       Exercisable       Until 11/12/99
    ----       -------          -----        -----       -----       -----------       --------------
11/11/96          1015       $29.9375          YES         YES               1015                   0
05/08/97          2396        28.5625          YES         YES               2396                   0
07/22/97          3159        30.9375           NO         YES               3159                   0
11/10/97          2954        30.7188          YES         YES               2954                   0
11/10/97          2962        30.7188          YES         YES               2962                   0
01/26/98         11774        33.1250          YES          NO              11774                   0
08/04/98          3268        35.0625          YES         YES               3268                   0
11/11/98          1219        40.5625          YES         YES               1219                   0
11/11/98          2096        40.5625          YES         YES               2096                   0
02/08/99          1619        39.5938          YES         YES               1619                   0
05/11/99           682        41.0000          YES         YES                  0                 682
05/11/99          3193        41.0000          YES         YES                  0                3193

Memo:  All options expire one (1) year after date of termination.

                                       2